UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2011

BLUEFLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 31, 2011, the Company entered into an Employment Agreement with Joseph Park (the “Employment Agreement”), pursuant to which Mr. Park will serve as the Company’s Chief Operating Officer.   Pursuant to the terms of the Employment Agreement, the Company has retained the services of Mr. Park as the Chief Operating Officer of the Company for a term continuing through June 30, 2014 and has agreed to pay him a base salary of $325,000 per year (subject to discretionary annual increases).  Mr. Park will be awarded a sign-on bonus of $50,000, payable with the first regularly scheduled payroll following his start date, and an additional bonus of $25,000, payable with the first regularly scheduled payroll following December 31, 2011, assuming he remains employed with the Company as of such date.  In addition, for each fiscal year during the term of the Employment Agreement, Mr. Park will be eligible to earn the following bonuses:  (i) a performance bonus targeted at thirty-five percent (35%) of his then-current base salary, based upon the achievement of one or more targets to be set for each fiscal year by the Compensation Committee in its sole discretion, and subject to a pro rata adjustment for underachievement or overachievement of the targets within limits determined by the Compensation Committee in its sole discretion; and (ii) such additional performance bonus for each fiscal year as may be determined by the Compensation Committee in its sole discretion.  Notwithstanding the foregoing, Mr. Park’s bonus for the 2011 fiscal year will be pro-rated based upon the number of days during the year in which he was employed by the Company.

Pursuant to the terms of the Employment Agreement, Mr. Park was issued options to purchase 4500,000 shares of the Company’s Common Stock (the “Options”) under the Company’s 2005 Stock Incentive Plan.  The Options vest with respect to 56,250 shares on the six month anniversary of the date of grant, and vest with respect to the remainder of the shares in 42 equal monthly installments, with the first such installment vesting on the seven month anniversary of the date of grant.  Notwithstanding the foregoing, in the event a Change of Control (as defined in the Employment Agreement) occurs during the term of Mr. Park’s employment, one half of any unvested stock options  that have not vested as of the date of such Change of Control shall be deemed fully vested as of such date, and the remaining unvested stock options shall vest on the earlier of (a) the scheduled vesting date or (b) 12 months from the date of such Change of Control, subject, in each case, to Mr. Park’s continued employment with the Company as of such date.

In addition, during the term of the Employment Agreement, the Company shall provide an annual allowance of $10,000 for the purchase of term life insurance by the Company for the benefit of Mr. Park (which shall be in lieu of any other life insurance benefit) and/or the purchase of a supplemental disability insurance policy.

The Employment Agreement provides that, if Mr. Park is terminated without cause or constructively terminated, he shall be entitled to severance payments equal to his then-current base salary for a period of 180 days.

The foregoing description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated May 3, 2011 and effective as of May 31, 2011, by and between Bluefly, Inc. and Joseph Park.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC. (Registrant)

Dated : June 1, 2011	By:	/s/ Kara B. Jenny
Name: Kara B. Jenny
Title: Chief Financial Officer